As filed with the Securities and Exchange Commission on June 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2693615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9363 Towne Centre Drive, Suite 200

San Diego, California 92121

(858) 332-3410

(Address of Principal Executive Offices)

Mirati Therapeutics, Inc. 2013 Equity Incentive Plan

(Full titles of the plan)

Charles M. Baum, M.D., Ph.D.

President and Chief Executive Officer

Mirati Therapeutics, Inc.

9363 Towne Centre Drive, Suite 200

San Diego, California 92121

(858) 332-3410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
2013 Equity Incentive Plan Common Stock, $0.001 par value per share	900,000 shares(2)	$21.06	(3)	$18,954,000	(3)	$2,441.28

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares that were added to the 2013 EIP pursuant to a share reserve increase approved by the Registrant’s stockholders on May 21, 2014.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.  The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 29, 2014, as reported on the Nasdaq Capital Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8 NO. 333-189965

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective.  This Registration Statement on Form S-8 registers the offer and sale of an additional 900,000 shares of the Registrant’s common stock for issuance under the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 EIP”).  The Registrant previously registered shares of its common stock for issuance under the 2013 EIP on a registration statement on Form S-8 filed on July 15, 2013 (File No. 333-189965) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.                        EXHIBITS.

Exhibit Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Bylaws of the Registrant.

4.3	(3)	Form of Common Stock Certificate of the Registrant.

5.1		Opinion of Cooley LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page hereto.

99.1	(4)	2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)              Previously filed as Exhibit 3.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(2)              Previously filed as Exhibit 3.2 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921) originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(3)              Previously filed as Exhibit 4.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(4)              Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 23, 2014 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 3, 2014.

MIRATI THERAPEUTICS, INC.

By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Baum and Mark J. Gergen, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Baum, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	June 3, 2014
Charles M. Baum, M.D., Ph.D.	(Principal Executive Officer)

/s/ Mark J. Gergen	Executive Vice President and Chief Operating Officer	June 3, 2014
Mark J. Gergen	(Principal Financial Officer)

/s/ Jamie A. Donadio	Vice President of Finance	June 3, 2014
Jamie A. Donadio	(Principal Accounting Officer)

/s/ Rodney W. Lappe, Ph.D.	Chairman of the Board of Directors	June 3, 2014
Rodney W. Lappe, Ph.D.

/s/ Henry J. Fuchs, M.D.	Member of the Board of Directors	June 3, 2014
Henry J. Fuchs, M.D.

/s/ Craig Johnson	Member of the Board of Directors	June 3, 2014
Craig Johnson

/s/ William R. Ringo	Member of the Board of Directors	June 3, 2014
William R. Ringo

EXHIBIT INDEX

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Bylaws of the Registrant.

4.3	(3)	Form of Common Stock Certificate of the Registrant.

5.1		Opinion of Cooley LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page hereto.

99.1	(4)	2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)              Previously filed as Exhibit 3.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(2)              Previously filed as Exhibit 3.2 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(3)              Previously filed as Exhibit 4.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(4)              Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 23, 2014 and incorporated herein by reference.